                                                                     EXHIBIT 3.3



                          CERTIFICATE OF INCORPORATION

                                       OF

                           AMERICAN HOME FOODS, INC.

         We, the undersigned, for the purpose of associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter I, Title 8 of the 1953 Delaware Code and the acts amendatory thereof and supplemental thereto, and known as the "General Corporation Law of the State of Delaware"), do make and file this Certificate of Incorporation in writing and do hereby certify as follows, to wit:

         FIRST: The name of the corporation (hereinafter called the corporation) is AMERICAN HOME FOODS, INC.

         SECOND: The respective names of the County and of the City within the County in which the principal office of the corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the resident agent of the corporation is The Prentice-Hall Corporation System, Inc. The street and number of said principal office and the address by street and number of said resident agent is 229 South State Street, Dover, Delaware.

         THIRD: The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

         To acquire by purchase, exchange, lease, or otherwise and to own, hold, use, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, pledge or otherwise dispose of or deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate.

         To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

         To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture, under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                 (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

                 (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America
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         or of any state or subdivision thereof or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                 (c)      franchises, licenses, grants and concessions.

         To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

         To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof.

         To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

         To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

         To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever.

         To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the corporation, then owned or thereafter acquired.




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         To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

         To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

         To organize or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

         To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

         To such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the General Corporation Law of the State of Delaware or under any act amendatory thereof, supplemental thereto or substituted therefor.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specified purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided that nothing herein contained shall be construed as authorizing the corporation to issue bills, notes or other evidences of debt for circulation as money, or to carry on the business of receiving deposits of money or the business of buying gold or silver bullion or foreign coins or as authorizing the





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corporation to engage in the business of banking or insurance or to carry on the business of constructing, maintaining or operating public utilities in the State of Delaware; and provided, further, that the corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), and the par value of each of such shares shall be One ($1.00) Dollar. All such shares are of one class and are designated as Common Stock.

         FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand ($1,000.00) Dollars.

         SIXTH: The names and places of residence of each of the incorporators are as follows:

         C.D. Crowley, Jr.  509 North Broadway, Yonkers, New York
         David S. Junker    22 Montrose Road, Scarsdale, New York
         Dorothy Barnes     56-38 Bell Blvd., Bayside, New York

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

         NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:

                 1. The number of directors of the corporation shall be as specified in the By-Laws of the corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event, shall the number of directors be less than three. The election of directors need not be by ballot. Directors need not be stockholders.

                 2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                          (a) To make, alter, amend, and repeal By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors.

                          (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them,





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                 shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

                          (c)     Without the assent or vote of the
                 stockholders, to authorize and issue obligations of the corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

                          (d) To determine whether any, and, if any, what part, of the net profits of the corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

                          (e) To fix from time to time the amount of profits of the corporation to be reserved as working capital or for any other lawful purpose.

                          (f) To establish bonus, profit-sharing or other types of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

                 In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the corporation.

                 3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the corporation.

                 4. No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation individually or any firm or association





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         of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                 Any contract, transaction or act of the corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the corporation at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law or by the Certificate of Incorporation of the corporation, be as valid and as binding as though ratified by every stockholder of the corporation provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officer, or employees, of its or their right to proceed with such contract, transaction or act.

                 5. Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to such fees, salaries or other compensation for their services and to reimbursement for their expenses as such members as the Board of Directors shall determine. Nothing contained herein shall preclude any director from serving the corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

                 6. If the By-Laws so provide, the stockholders and Board of Directors of the corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the corporation, subject to the provisions of the laws of the State of Delaware, outside of said State at such place or places as may from time to time be designated by them.

         TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver





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or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said
Court directs.

         If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

         IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth and accordingly have hereunto set our respective hands and seals.


Dated: November 22, 1955.


                                           /s/ C.D. Crowley, Jr.          (L.S.)
                                           -------------------------------------


                                           /S/ David S. Junker            (L.S.)
                                           -------------------------------------


                                           /s/ Dorothy Barnes             (L.S.)
                                           -------------------------------------

STATE OF NEW YORK,        )
                          : SS.:
COUNTY OF NEW YORK,       )


         BE IT REMEMBERED that personally appeared before me, Lillian D. Ryerson, a Notary Public in and for the County and State aforesaid, C. D. CROWLEY, JR., DAVID S. JUNKER and DOROTHY BARNES, all the incorporators who signed the foregoing Certificate of Incorporation, known to me personally to be such, and 1 having made known to them and each of them the contents of said Certificate of Incorporation, they did severally acknowledge the same to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

         GIVEN under my hand and seal of office this 22nd day of November, 1955.


                                                   /s/ Lillian D. Ryerson
                                                   -----------------------------
                                                   Notary Public





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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           AMERICAN HOME FOODS, INC.

             (Pursuant to Section 242 of Title 8, Chapter 1 of the
                             Delaware Code of 1953)


                               ---------------


         AMERICAN HOME FOODS, INC. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of Title 8, Chapter 1 of the Delaware Code of 1953, does hereby certify as follows:

         1. That the following amendment of the Certificate of Incorporation of the corporation has been duly adopted in accordance with the provisions of Section 242 of Title 8, Chapter 1 of the Delaware Code of 1953:

         By striking out Article FOURTH thereof, reading as follows:

                 "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), and the par value of each of such shares shall be One ($1.00) Dollar. All such shares are of one class and are designated as Common Stock."

and substituting in lieu thereof a new Article FOURTH as follows:

                 "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Twenty-Five Thousand (25,000), and the par value of each of such shares shall be One ($1.00) Dollar. All such shares are of one class and are designated as Common Stock."
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         2.       That the capital of the corporation will not be reduced
under or by reason of said amendment.

         IN WITNESS WHEREOF, the said AMERICAN HOME FOODS, INC. has made under its corporate seal and signed by E.L. DOSCH, its President, and GILBERT S. McINERNY, its Secretary, the foregoing certificate, and the said E.L. DOSCH, as President, and GILBERT S. McINERNY, as Secretary, have hereunto respectively set their hands and caused the corporate seal of the said corporation to be affixed this 20th day of December, 1955.


                                           /s/ E.L.Dosch
                                           -------------------------------------

                                           /s/ Gilbert S. McInerny
                                           -------------------------------------


STATE OF NEW YORK,        )
                          :  SS.:
COUNTY OF NEW YORK,       )

                 BE IT REMEMBERED, that on this 20 day of December, 1955, personally came before me, LILLIAN D. RYERSON, a Notary Public in and for the County and State aforesaid, duly commissioned and sworn to take acknowledgment or proof of deeds, E.L. DOSCH, President of AMERICAN HOME FOODS, INC., a corporation of the State of Delaware, the corporation described in the foregoing Certificate, known to me personally to be such, and he the said E.L. DOSCH, as such President, duly executed said Certificate before me, and acknowledged the said Certificate to be his act and deed and made on behalf of said corporation; that the signatures of the said President and of the Secretary of said corporation to said foregoing Certificate are in the handwriting of the said President and of the Secretary of said corporation, respectively, and that the seal affixed to said Certificate is the common or corporate sale of said corporation, and that his act of sealing, executing, acknowledging and delivering the said Certificate was duly authorized by the stockholders of said corporation.

                 IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                           /s/ Lillian D. Ryerson
                                           -------------------------------------
                                                   Notary Public